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                                                                    Exhibit 23.2
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) with respect to the offering of 6,300,000 shares of Common Stock of Simon Property Group, Inc. paired with 1/100th of a share of Common Stock of SPG Realty Consultants, Inc. pertaining to the Simon Property Group, L.P. 1998 Stock Incentive Plan of our reports dated February 5, 1998 (except for the note, Commitments, Contingencies and Other Comments item (1), as to which the date is February 19, 1998) relating to Corporate Property Investors, Inc. and June 30, 1998 relating to Corporate Realty Consultants, Inc., with respect to the consolidated financial statements of Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. included in the Proxy Statement of Simon DeBartolo Group, Inc. that is made part of the Registration Statement (Form S-4 Nos. 333-61399 and 333-61399-01) and Prospectus of Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

New York, New York
September 18, 1998


                                                         Ernst & Young LLP